Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Orchid Island Capital, Inc.

Vero Beach, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-187632) and Forms S-3 (333-236144) of Orchid Island Capital, Inc. of our reports dated February 26, 2021, relating to the financial statements, and the effectiveness of Orchid Island Capital, Inc.’s internal control over financial reporting which appear in this Annual Report on Form 10-K.

West Palm Beach, Florida	/s/ BDO USA, LLP
February 26, 2021	Certified Public Accountants